Exhibit 10.40

December 19, 2016

Guy Smith III 301 Asheton Springs Way Simpsonville, SC 29681
Re:    Separation Agreement and General Release
Dear Guy:
This letter confirms the terms in connection with your separation of employment from Athene Annuity and Life Company and its affiliates (including without limitation Athene Holding Ltd.) (collectively, the “Company”). The Company and you agree that this letter agreement (this “Agreement”) represents the full and complete agreement concerning your termination of employment with the Company.
In consideration of the mutual promises and agreements contained in this Agreement, the adequacy and receipt of which each party expressly acknowledges, you and the Company agree as follows:

1.
You acknowledge and agree that your employment with the Company will terminate on January 1, 2017 (the “Separation Date”). You acknowledge and agree that you will cease to hold any and all officer and director positions that you held with the Company as of such date. You acknowledge and agree that you have no present or future right to employment with the Company or any of the other Released Parties (as defined below), and will not apply or seek consideration for any employment, engagement, or contract with any of them. Notwithstanding the foregoing, in the future the Company may seek to engage you. In that event, it is understood that you and the Company may engage in discussions toward a mutually agreed arrangement.

2.
Subject to the terms of this Agreement and provided that you sign and return this Agreement to the Company within twenty-one (21) days after your receipt thereof, you sign and return to the Company the Supplemental Release attached to this Agreement (the “Supplemental Release”) within 21 days after (but not before) the Separation Date, and do not revoke this Agreement in accordance with Paragraph 16 below or Paragraph 5 of the Supplemental Release, and you comply with this Agreement (including without limitation the provisions of your Share Award Agreements (defined in Paragraph 3 below), the Company will provide you the following:

a.
A payment in a gross amount equal to $322,121, which represents your 2016 bonus that you could have received had you remained employed with the Company through the date on which 2016 bonuses are paid. This amount (less any required withholdings) shall be paid to you in lump sum in cash pursuant to the Company’s standard payroll schedule within 75 days following year end.

b.
Severance in the form of salary continuation payable pursuant to the Company’s regular payroll practices through June 30, 2017. Any severance that would become payable prior to the effectiveness of the Supplemental Release will accrue and become payable in the first regular payroll following its effectiveness. You agree that, in addition to any other remedies of the Company, the Company’s obligation to make these severance payments shall terminate in the event you violate any of the Restrictive Covenants.

c.
Your coverage under the Company’s group health plan(s) will end as of January 31, 2017. You may continue your group health insurance coverage thereafter as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). You will receive information about continuing your health coverage under COBRA separately following your Separation Date.

Guy Smith III
December 19, 2016

d.
You will receive a payment equal to the value of your earned and unused 2016 PTO hours accrued through December 31, 2016.  This payment will be made following your Separation Date and within the time period provided by applicable law.

e.
The Company will not exercise the repurchase provisions in the applicable Share Award Agreement and the Shareholders Agreement with respect to the vested portion of the Share Awards, which vested position is specified in the Exhibit to this Agreement.

f.
The noncompetition provisions found in your Share Award Agreements (at Section 7(b) of the Class M-2 Shares Award, the Class M-3 Shares Award, the Class M-4 Shares Award and the Class A (2014) Award), and at the Section 6(b) of the Class A (2014 Bonus Award) and Class A (2015 Bonus Award)) shall remain in effect only until June 30, 2017, subject to extension as provided in the Share Award Agreements in the event of a breach. All other Restrictive Covenants remain in effect pursuant to their existing terms.

3.	You acknowledge and agree to the following with respect to shares of the Company:

a.	During your period of employment with the Company, you were provided the following equity related awards (collectively referred to as the “Share Awards”):

i.
168,202.16 Class M-2 common shares of the Company pursuant to the Amended and Restated Restricted Share Award Agreement between you and the Company, dated as of September 30, 2016 (the “Class M-2 Shares Award”);

ii.
140,000 Class M-3 common shares of the Company pursuant to the Amended and Restated Restricted Share Award Agreement between you and the Company, dated as of September 30, 2016 (the “Class M-3 Shares Award”);

iii.
160,000 Class M-4 common shares of the Company pursuant to the Amended and Restated Restricted Share Award Agreement between you and the Company, dated as of November 8, 2016 (the “Class M-4 Shares Award”);

iv.	6,000 Class A common shares of the Company pursuant to the Subscription Agreement between you and the Company, dated as of April, 2012 (“Class A (2012 Subscription Agreement)”);

v.	26,100 Class A common shares of the Company pursuant to the Amended and Restated Class A Share Award Agreement between you and the Company, dated as of December 13, 2014 (the “Class A (2014 Award)”);

vi.	9,607.99 Class A common shares of the Company pursuant to the Restricted Share Award Agreement between you and the Company, dated as of April 28, 2015 (the “Class A (2014 Bonus Award)”);

vii.	3,229 Class A common shares of the Company pursuant to the Restricted Share Award Agreement between you and the Company, dated as of February 19, 2016 (the “Class A (2015 Bonus Award)”);

viii.	8,577 Class A common shares of the Company pursuant to Nonqualified Stock Option Award Notice, with an option date of June 6, 2016 (the “Class A (2016 Option Award)”);

ix.
1,473 Class A common shares of the Company pursuant to Restricted Share Unit Award Notice (Time-Based Vesting), with grant date of June 6, 2016 (the “Class A (2016 Restricted Share Unit Time Award)”); and

Guy Smith III
December 19, 2016

x.
2,946 Class A common shares of the Company pursuant to Restricted Share Unit Award Notice (Performance-Based Vesting), with grant date of June 6, 2016 (the “Class A (2016 Restricted Share Unit Performance Award)”).

b.	The Exhibit to this Agreement lists the vested and unvested portion, calculated as of the Separation Date, subject to each Share Award and Share Award Agreement.

c.
In accordance with the term of the applicable documents governing the Share Awards (e.g., the Plan document (if applicable), the Restricted Share Award Agreements and Award Notices) (referred to herein as a “Share Award Agreement” and collectively as the “Share Award Agreements”), except as provided in Paragraph 3.d., any shares that are unvested as of the Separation Date (as listed in the Exhibit to this Agreement) shall be forfeited to the Company without further action on the Separation Date.

d.
As provided in Section 4(a)(iv) of the applicable Share Award Agreement, the time vested shares subject to the Class M-3 Shares Award and Class M-4 Shares Award that are unvested as of the Separation Date (14,000 shares and 48,000 shares, respectively) shall be forfeited to the Company without further action on July 1, 2017, unless they have then vested pursuant to Section 4(a)(ii) of the applicable Share Award Agreement.

e.
As provided in Section 4(b)(v) of the Share Award Agreement governing the Class M-4 Shares Award, the unvested performance based Class M-4 Shares may vest during an 18 month period commencing on the IPO date and shall then be forfeited to the Company without further action if they have not vested.

f.
You acknowledge that, except as otherwise specifically provided in this Paragraph 3, you hold no shares or other equity of the Company, and you agree that you have no right to purchase or acquire any shares or other equity of the Company now or in the future.

g.
You acknowledge and agree that you remain bound by the Third Amended and Restated Registration Rights Agreement of Athene Holding Ltd., dated as of April 4, 2014, including specifically the lock-up provisions thereunder.

4.
The Company acknowledges and agrees that you are vested in your accrued benefits under the Athene Supplemental Executive Retirement Plan (“SERP”) and that you will be paid your SERP benefits and any other vested accrued benefits to which you are entitled under the Company’s benefits and compensation plans in accordance with the respective terms thereof.

5.
The Company acknowledges that you will continue to be covered under its directors and officers insurance, subject to the terms and conditions of such insurance. Further, the terms and conditions of the Indemnification Agreement entered into between the parties on May 29, 2015, are incorporated herein.

6.
All payments made and benefits provided to you shall be subject to customary withholding and other taxes as required by applicable federal, state and local law. Notwithstanding anything contained herein to the contrary, you agree that you, and not the Company, are responsible for any and all taxes payable by you. The Company is hereby authorized to satisfy any tax withholding obligations under any of the Share Awards, whether arising in connection with vesting, exercise or otherwise, by the withholding of shares subject to the award.

7.
You agree to return to the Company no later than 15 days following your Separation Date all of its property in your possession, custody or control including, but not limited to, all memoranda, notes, plans, records, reports, software and data, files (written and electronic), tapes, manuals, personnel information, employee lists, brochures, catalogs, price lists, cost information, financial records, customer lists and all copies thereof, cell phones, computers, information storage devices (including without limitation external hard drives and thumb drives), keys, credit cards and other equipment.

Guy Smith III
December 19, 2016

8.
You represent that you (i) are familiar with and have carefully considered the covenants of your Share Award Agreements, as modified by Paragraph 2.f. of this Agreement (together, the “Restrictive Covenants”), (ii) are fully aware of your obligations under the Restrictive Covenants, (iii) agree to the reasonableness (including without limitation as to length of time and scope, as applicable) of the Restrictive Covenants and (iv) agree that the Restrictive Covenants are necessary to protect the Company’s confidential and proprietary information, good will, stable workforce and customer relations. You further agree and acknowledge that your breach of any of the Restrictive Covenants would cause immediate and irreparable harm to the Company that would be difficult or impossible to measure, and that damages to the Company for any such injury would therefore be an inadequate remedy for any such breach. You agree that in the event of any breach or threatened breach of any of the Restrictive Covenants, the Company shall be entitled, in addition to and without limitation upon all other remedies the Company may have under this Agreement, the Supplemental Release or the Share Award Agreements at law or otherwise, to obtain specific performance, injunctive relief and/or other appropriate relief (without posting any bond or deposit) in order to enforce or prevent any violations of the Restrictive Covenants and/or require you to account for and pay over to the Company all compensation, profits, moneys, accruals, increments or other benefits derived from or received as a result of any transactions constituting a breach of the Restrictive Covenants, with such payment required if and when final judgment of a court of competent jurisdiction is so entered against you. The Company acknowledges and agrees that, for purposes of enforcing the Restrictive Covenants, your “Termination of Relationship” (as defined in the Share Award Agreements) shall be deemed to have occurred on January 1, 2017 (the “Effective Date”). You further agree that the applicable period of time any Restrictive Covenant is in effect following the Effective Date, as determined pursuant to Section 7 of the Share Award Agreements, as applicable, shall be extended by the same amount of time that you are in breach of any Restrictive Covenant.

9.
In consideration for the compensation and benefits provided hereunder and conditioned upon the Company satisfying its obligations hereunder, you, and anyone claiming through you, agree to fully, finally and forever waive, release and discharge the Company and any and all parents, divisions, subsidiaries, partnerships, affiliates and/or other related entities of the Company (whether or not such entities are wholly owned) and each of those entities’ past, present, and future owners, trustees, fiduciaries, shareholders, directors, officers, administrators, agents, representatives, members, associates, partners, employees, attorneys, and the predecessors, successors, and assigns of each of them (collectively, the “Released Parties”), from any and all claims, whether known or unknown, which you have or have ever had against any of the Released Parties arising from or related to any act, omission, or thing occurring or existing at any time prior to or on the date of your signing this Agreement including, but not limited to, any and all claims that in any way result from, or relate to, your employment, compensation, other terms and conditions of employment, or termination from employment with the Company or any of the other Released Parties, except benefits to which you are entitled, such as COBRA, other insurance and pension and 401(k) plan benefits. These released and waived claims include (except as provided in this Agreement), but are not limited to: (a) all claims for any compensation payments, bonus, severance pay, equity or any other compensation or benefit, except benefits to which you are entitled, such as COBRA, other income and pension and 401(k) plan benefits, (b) all claims arising under the Share Award Agreements, or the Sixth Amended and Restated Shareholders Agreement of Athene Holding Ltd. dated as of April 4, 2014 (the “Shareholders Agreement”), (c) all claims that were or could have been asserted by you or on your behalf: (i) in any federal, state, or local court, commission, or agency; or (ii) under any common law theory (including without limitation all claims for breach of contract (oral, written or implied), wrongful termination, defamation, invasion of privacy, infliction of emotional distress, tortious interference, fraud, estoppel, unjust enrichment, and any other contract, tort or other common law claim of any kind); and (d) all claims that were or could have been asserted by you or on your behalf under the Age Discrimination in Employment Act (as amended, including by the Older Workers’ Benefit Protection Act) and any other federal, state, or local, employment, services or other law, regulation, ordinance, constitutional provision, executive order or other source of law, including without limitation under any of the following laws, as amended from time to time: the Rehabilitation Act of 1973 (including Section 504 thereof), the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act, the Lilly Ledbetter Fair Pay Act of 2009,

Guy Smith III
December 19, 2016

the Family and Medical Leave Act, the Fair Credit Reporting Act, and the Genetic Information Non-Discrimination Act. Notwithstanding the foregoing, the releases and waivers in this Paragraph 9 shall not apply to any claim that by law is non-waivable, such as claims for unemployment or workers’ compensation benefits. In consideration of your release of the Company and the other Released Parties, the Company hereby releases you from any and all claims which it has or ever had against you, to the extent known by the Company or of which the Company should reasonably be aware, arising from or related to any act, omission or thing occurring or existing at any time prior to the date that the Company signs this Agreement including, but not limited to, any and all claims that in any way result from, or relate to, your employment, compensation other terms and conditions of employment, or termination from employment with the Company or any of the Released Parties, provided, however, that the Company is not releasing you from or with respect to, and the foregoing release by the Company does not include, any claims arising out of any criminal, fraudulent, intentionally wrongful or reckless conduct or other gross misconduct by you.

10.
You represent and warrant that you have not filed or initiated any legal or other proceedings against any of the Released Parties, that no such proceedings have been initiated against any of the Released Parties on your behalf, that you are the sole owner of the claims that are released in Paragraph 9 above, that none of those claims has been transferred or assigned or caused to be transferred or assigned to any other person, firm or other legal entity, and that you have the full right and power to grant, execute, and deliver the releases, undertakings and agreements contained in this Agreement.

11.
Except as otherwise expressly provided in this Agreement, you acknowledge and agree that you are not entitled to and will not receive any other compensation, payments, benefits or recovery of any kind from the Company or the other Released Parties. In the event of any further proceedings whatsoever based upon any claim released in this Agreement, you hereby waive, and agree that you will not have and the Released Parties will not be liable to you for, any further monetary or other recovery of any kind arising out of or related to any such matter, including without limitation any costs, expenses and attorneys’ fees incurred by you or on your behalf.

12.
You agree to refrain from all conduct that disparages or damages the reputation, goodwill, or standing in the community of the Company or any of the other Released Parties, provided that nothing herein shall prohibit you from giving truthful testimony or evidence to a governmental entity, or if properly subpoenaed or otherwise required to do so under applicable law. The Company agrees to direct its executive officers and/or senior management to refrain from all conduct, verbal or otherwise, that disparages or damages your reputation, goodwill, or standing in the community, provided that nothing herein shall prohibit any such executive officer and/or senior management from giving truthful testimony or evidence to a governmental entity, or if properly subpoenaed or otherwise required to do so under applicable law. You shall direct all third parties inquiring or reasonably likely to seek a reference verification about your employment with the Company to Kristi Kaye Burma, SVP, Human Resources or John Golden, EVP, Legal (or their respective successors), Athene USA Corporation, 7700 Mills Civic Parkway, West Des Moines, IA 50266. You agree that, should you seek personal references from any then current Company employee, you shall notify the Company of your intent to do so along with the names of such individuals. You acknowledge and agree that any personal reference provided by a current employee of the Company (i) shall be entirely voluntarily on behalf of such individual and shall not be considered to have been given in the individual’s capacity as a Company employee, (ii) shall be considered as having been given outside the scope of such individual’s duties and responsibilities as an employee of the Company and (iii) shall not be deemed as having been given or endorsed by the Company.

13.
For a period of three years following the Separation Date, you agree to cooperate fully with the Company and the other Released Parties in any administrative, investigative, litigation or other legal or financial statement matter(s) that may arise or have arisen involving the Company or any of the other Released Parties and which in any way relate to or involve your employment with the Company, provided that any such cooperation shall not unreasonably interfere with your then current employment or business activities. Your obligation to cooperate hereunder shall include, without limitation, meeting and conferring with such persons at such times and in such places as the Company and the other Released Parties may reasonably require, and giving truthful evidence and truthful testimony and executing and delivering to the Company and any of the other Released Parties any truthful papers reasonably requested by any of them. You shall be

Guy Smith III
December 19, 2016

reimbursed for reasonable out-of-pocket expenses (including reasonable travel and hotel accommodations) that you incur in rendering cooperation requested by the Company after the Separation Date pursuant to this Paragraph 13 subject in each case to your provision to the Company of reasonable documentation of all such activities, time and amounts within fourteen (14) days after incurring such expenses or rendering such cooperation, as applicable. To the extent that the cooperation under this Paragraph 13 requires more than a de minimis amount of time, you and the Company agree to negotiate mutually acceptable remuneration for such additional cooperation. You shall be solely responsible for any and all federal, state, local and other taxes payable with respect to any and all such cooperation payments.

14.
YOU ACKNOWLEDGE, UNDERSTAND, AND AGREE THAT: (i) YOU HAVE READ AND UNDERSTAND THE TERMS AND EFFECT OF THIS AGREEMENT; (ii) YOU RELEASE AND WAIVE CLAIMS UNDER THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH YOU ALREADY ARE ENTITLED; (iii) YOU HEREBY ARE AND HAVE BEEN ADVISED TO HAVE YOUR ATTORNEY REVIEW THIS AGREEMENT (AT YOUR COST) BEFORE SIGNING IT; (iv) YOU HAVE TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER WHETHER TO EXECUTE THIS AGREEMENT; AND (v) WITHIN SEVEN (7) DAYS AFTER THE DATE ON WHICH YOU SIGN THIS AGREEMENT, YOU MAY, AT YOUR SOLE OPTION, REVOKE THE AGREEMENT UPON WRITTEN NOTICE TO KRISTI KAYE BURMA, SENIOR VICE PRESIDENT, HUMAN RESOURCES, ATHENE USA CORPORATION, 7700 MILLS CIVIC PARKWAY, WEST DES MOINES, IA 50266, AND THE AGREEMENT WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THIS SEVEN-DAY REVOCATION PERIOD HAS EXPIRED WITHOUT ANY REVOCATION BY YOU. IF YOU REVOKE THIS AGREEMENT, IT SHALL BE NULL AND VOID.

15.
You expressly acknowledge and agree that the payments and benefits set forth in Paragraph 2 of this Agreement are expressly contingent upon (i) your signing this Agreement within 21 days after your original receipt thereof, (ii) your signing the Supplemental Release attached to this Agreement no earlier than the Separation Date, (iii) your returning the signed Agreement and the signed Supplemental Release to Kristi Kaye Burma, Senior Vice President, Human Resources, Athene Holding, 7700 Mills Civic Parkway, West Des Moines, IA 50266, (iii) the revocation period set forth in Paragraph 14 above and the Supplemental Release expiring without you having revoked this Agreement or the Supplemental Release, and (iv) your compliance with this Agreement (including without limitation the provisions of the Share Award Agreements referenced in Paragraph 8 above).

16.
Nothing in this Agreement is intended to or shall be construed as an admission by the Company or any of the other Released Parties that any of them violated any law, interfered with any right, breached any obligation or otherwise engaged in any improper or illegal conduct with respect to you or otherwise. The Company and the other Released Parties expressly deny any such illegal or wrongful conduct.

17.
All notices and other communications required or permitted under this Agreement shall be deemed to have been duly given and made if in writing and if served personally on the party for whom intended or deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail to your address above, if the notice is to you, or if the notice is to the Company, to John Golden (or his successor), Athene USA Corporation, 7700 Mills Civic Parkway, West Des Moines, IA 50266, or to such other address as either party may designate in writing thereafter.

18.	This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York, without regard to its choice of law rules.

19.
The parties agree that in the event any of the provisions in this Agreement (including without limitation the Share Award Agreements) are found by a court of competent jurisdiction to be unreasonable or otherwise unenforceable (including without limitation as to scope, duration, area or otherwise), it is the purpose and intent of the parties that any such provisions be deemed modified or limited to the maximum extent permitted under applicable law so that, as modified or limited, such provisions may be enforced to the fullest extent possible. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and

Guy Smith III
December 19, 2016

valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law (after any appropriate modification or limitation pursuant to the preceding sentence), such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

20.
This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted and construed consistently with such intent.  Payments provided herein are intended to be exempt from Section 409A of the Code to the maximum extent possible, under either the separation pay exemption pursuant to Treasury regulation §1.409A-1(b)(9)(iii) or as short-term deferrals pursuant to Treasury regulation §1.409A-1(b)(4).  Each payment and benefit hereunder shall constitute a “separately identified” amount within the meaning of Treasury regulation §1.409A-2(b)(2).  In the event the terms of this Agreement would subject you to taxes or penalties under Section 409A of the Code (“409A Penalties”), the Company and you shall cooperate diligently to amend the terms of this Agreement to avoid such 409A Penalties, to the extent possible; provided that in no event shall the Company be responsible for any 409A Penalties that arise in connection with any amounts payable under this Agreement. Any amount of expenses eligible for reimbursement, or in-kind benefit provided, during a calendar year shall not affect the amount of expenses eligible for reimbursement, or in-kind benefit to be provided, during any other calendar year.  Any reimbursement shall be made no later than the last day of the calendar year following the calendar year in which the expenses to be reimbursed were incurred.  The right to any reimbursement or in-kind benefit pursuant to this Agreement shall not be subject to liquidation or exchange for any other benefit.

If you understand and agree with the foregoing terms and conditions, please sign one original of this Agreement and return it to me.
Very truly yours,

/s/ Kristi Kaye Burma

Kristi Kaye Burma
SVP Human Resources
Athene Holding Ltd.

I have read, understand, and voluntarily agree to be bound by each of the terms contained in this Agreement.

/s/ Guy Smith III	December 19, 2016
Guy Smith III	Date

Guy Smith III
December 19, 2016

EXHIBIT

Award	Total Shares (Awarded or Purchased)	Vesting Type (if applicable)	Vested (or Purchased) Shares (as of the Separation Date)	Unvested Shares (as of the Separation Date)

Class M-2 Shares Award	-	Time	-	-
	-	Performance	-	-
Class M-3 Shares Award	14,000.00	Time	-	14,000.00
	-	Performance	-	-
Class M-4 Shares Award	80,000.00	Time	32,000.00	48,000.00
	*66,480.56	Performance	4,111.33	**62,369.23
Class A (2012 Subscription Agreement)	6,000.00	N/A	6,000.00	-
Class A (2014 Award)	26,100.00	N/A	26,100.00	-
Class A (2014 Bonus Award)	9,607.99	Time	6,405.33	3,202.66
Class A (2015 Bonus Award)	3,229.00	Time	2,153.00	1,076.00
Class A (M-2 Conversion 10/10/16)	119,850.00	N/A	119,850.00	-
Class A (M-3 Conversion 10/10/16)	71,800.00	N/A	71,800.00	-
Class A (M-3 Conversion 10/30/16)	8,975.00	N/A	8,975.00	-
Class A (2016 Option Award)	8,577.00	Time	2,859.00	5,718.00
Class A (2016 Restricted Share Unit Award)	1,473.00	Time	491.00	982.00
	2,946.00	Performance	-	2,946.00

* Reflects forfeitures in connection with IPO.
**Remain eligible for vesting as provided in Paragraph 3.e.

Exhibit 10.40

SUPPLEMENTAL RELEASE

Athene Holding Ltd. and its affiliates (the “Company”) and Chip Smith (the “Employee”) hereby enter into this Supplemental Release ("Release") in accordance with the Separation Agreement and General Release between the Company and the Employee dated as of ______________, ____ (the “Agreement”). Capitalized terms not expressly defined in this Release shall have the meanings set forth in the Agreement:
1.    The Employee understands and agrees that the Employee’s execution of this Release within 21 days after (but not before) the Separation Date, without revocation thereof as provided therein, is among the conditions precedent to the Company’s obligation to provide any of the payments or benefits set forth in Paragraph 2 of the Agreement. The Company will provide such payments or benefits in accordance with the terms of the Agreement once the conditions set forth therein and in this Release have been met.
2.    The term "Released Parties" as used in this Release includes the Company and any and all parents, divisions, subsidiaries, partnerships, affiliates and/or other related entities of the Company (whether or not such entities are wholly owned) and each of those entities’ past, present, and future owners, trustees, fiduciaries, shareholders, directors, officers, administrators, agents, representatives, members, associates, partners, employees, attorneys, and the predecessors, successors, and assigns of each of them.
3.    The Employee, and anyone claiming through the Employee or on the Employee’s behalf, hereby agrees to fully, finally and forever waive, release and discharge the Released Parties from any and all claims, whether known or unknown, which the Employee has, has ever had, or may ever have against any of the Released Parties arising from or related to any act, omission, or thing occurring at any time prior to or on the date of this Release including, but not limited to, any and all claims that in any way result from, or relate to, the Employee’s employment, compensation, other terms and conditions of employment, or termination from employment with the Company or any of the Released Parties, except benefits to which you are entitled, such as COBRA, other income and pension and 401(k) plan benefits. These released claims include, but are not limited to, (a) all claims for any compensation payments, bonus, severance pay, equity or any other compensation or benefit, except benefits to which you are entitled, such as COBRA, other income and pension and 401(k) plan benefits, (b) all claims arising under the Share Award Agreements (as defined in the Agreement), or the Sixth Amended and Restated Shareholders Agreement of Athene Holding Ltd. dated as of April 4, 2014 (the “Shareholders Agreement”), (c) all claims that were or could have been asserted by the Employee or on the Employee’s behalf: (i) in any federal, state, or local court, commission, or agency; or (ii) under any common law theory (including without limitation all claims for breach of contract (oral, written or implied), wrongful termination, defamation, invasion of privacy, infliction of emotional distress, tortious interference, fraud, estoppel, unjust enrichment, and any other contract, tort or other common law claim of any kind); and (d) all claims that were or could have been asserted by the Employee or on the Employee’s behalf under the Age Discrimination in Employment Act (as amended, including by the Older Workers’ Benefit Protection Act) and any other federal, state, or local, employment, services or other law, regulation, ordinance, constitutional provision, executive order or other source of law, including without limitation under any of the following laws, as amended from time to time: the Rehabilitation Act of 1973 (including Section 504 thereof), the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act, the Lilly Ledbetter Fair Pay Act of 2009, the Family and Medical Leave Act, the Fair Credit Reporting Act, and the Genetic Information Non-Discrimination Act. Notwithstanding the foregoing, the releases and waivers in this Paragraph 3 shall not apply to any claim that by law is non-waivable, such as claims for unemployment or workers’ compensation benefits.
4.    The Employee confirms that the Employee has not filed any legal or other proceeding(s) against any of the Released Parties, is the sole owner of and has not transferred the claims released herein, and has the full right to grant the releases and agreements in this Release. In the event of any further proceedings based upon any released matter, none of the Released Parties shall have any further monetary or other obligation of any kind to the Employee.
5.    THE EMPLOYEE ACKNOWLEDGES, UNDERSTANDS, AND AGREES THAT: (a) THE EMPLOYEE HAS READ AND UNDERSTANDS THE TERMS AND EFFECT OF THIS RELEASE; (b)

Guy Smith III
December 19, 2016

THE EMPLOYEE RELEASES AND WAIVES CLAIMS UNDER THIS RELEASE KNOWINGLY AND VOLUNTARILY, IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH THE EMPLOYEE ALREADY IS ENTITLED; (c) THE EMPLOYEE HEREBY IS AND HAS BEEN ADVISED OF THE EMPLOYEE’S RIGHT TO HAVE THE EMPLOYEE’S ATTORNEY REVIEW THIS RELEASE (AT THE EMPLOYEE’S COST) BEFORE SIGNING IT; (d) THE EMPLOYEE HAS TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER WHETHER TO EXECUTE THIS RELEASE; AND (e) WITHIN SEVEN (7) DAYS AFTER THE DATE ON WHICH THE EMPLOYEE SIGNS THIS RELEASE, THE EMPLOYEE MAY, AT THE EMPLOYEE’S SOLE OPTION, REVOKE THE RELEASE UPON WRITTEN NOTICE TO KRISTI KAYE BURMA, SENIOR VICE PRESIDENT, HUMAN RESOURCES, ATHENE HOLDING, 7700 MILLS CIVIC PARKWAY, WEST DES MOINES, IA 50266, AND THE RELEASE WILL NOT BECOME EFFECTIVE UNTIL THIS SEVEN-DAY REVOCATION PERIOD HAS EXPIRED WITHOUT ANY REVOCATION BY THE EMPLOYEE. IF THE EMPLOYEE REVOKES THIS RELEASE, IT SHALL BE NULL AND VOID, AND THE EMPLOYEE WILL NOT RECEIVE THE PAYMENTS OR BENEFITS UNDER THE AGREEMENT.
6.    Nothing in this Release is intended to or shall be construed as an admission by any of the Released Parties that any of them violated any law, breached any obligation or otherwise engaged in any improper or illegal conduct with respect to the Employee or otherwise. The Released Parties expressly deny any such illegal or wrongful conduct. This Release, the Agreement and any other agreements specified in Paragraph 10 of the Agreement are the entire agreement of the parties regarding the matters described in such agreements and supersede any and all prior and/or contemporaneous agreements, oral or written, between the parties regarding such matters. This Release is governed by New York law, may be signed in counterparts, and may be modified only by a writing signed by all parties.
THE PARTIES STATE THAT THEY HAVE READ AND UNDERSTAND THE FOREGOING AND KNOWINGLY AND VOLUNTARILY INTEND TO BE BOUND THERETO:

ATHENE HOLDING LTD.

By:

Title:

Date: